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                                                                   EXHIBIT 23.2




                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-19333 of Nextel Communications, Inc., on Form S-3, of our report dated March 25, 1996, appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.


/s/Deloitte & Touche LLP


McLean, Virginia
January 22, 1997
















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                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 1 to this Registration Statement No. 333-19333 of Nextel Communications, Inc., on Form S-3, of our report dated March 20, 1996, relating to the consolidated financial statements of Dial Page, Inc. for the year ended December 31, 1995, appearing in the Form 8-K dated February 6, 1996 and filed with the Securities Exchange Commission on February 7, 1996 as amended by Form 8-K/A, filed on April 26, 1996 and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.



/s/Deloitte & Touche LLP


McLean, Virginia
January 22, 1997